UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2005, Kana Software, Inc. (“KANA”) received a letter from The NASDAQ Stock Market indicating that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to grant KANA’s request for continued listing on The NASDAQ National Market provided that: (i) on or before October 7, 2005, KANA files its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and (ii) on or before October 19, 2005, KANA files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Should KANA be unable to meet these deadlines, the Panel will not entertain further extension requests, and KANA’s shares will be delisted.

KANA’s fifth character “E” will remain appended to its symbol pending a determination that it is fully compliant with The NASDAQ Stock Market’s filing requirement and has evidenced compliance with all other requirements for continued listing on The NASDAQ National Market.

As previously reported in KANA’s Current Report on Form 8-K filed on July 25, 2005, the Panel granted KANA’s request for an exception to NASDAQ’s Marketplace Rule 4310(c)(14) provided that KANA files its Annual Report on Form 10-K for the year ended December 31, 2004 on or before August 26, 2005 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 on or before September 21, 2005. KANA filed its Annual Report on Form 10-K for the year ended December 31, 2004 on August 26, 2005. However, KANA submitted a request to the Panel to extend the deadline to file its Quarterly Report on Form 10-Q for the quarters ended March 21, 2005 and June 30, 2005.

On September 29, 2005, KANA issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received an extension to file its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.01	Press release dated September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson John Thompson Chief Financial Officer

Date: September 29, 2005

EXHIBIT INDEX

Number	Description
99.01	Press release dated September 29, 2005.